UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 16, 2005

Date of Report (Date of earliest event reported)
EMDEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On November 16, 2005, Emdeon Corporation entered into a letter agreement with Kirk Layman, Executive Vice President – Administration of Emdeon, relating to his separation from employment effective November 30, 2005. The terms of the letter agreement include the following:
•	Mr. Layman will receive an aggregate severance payment of $550,000, payable in bi-weekly installments over a one year period, provided that the amounts payable for the first six months will be paid to Mr. Layman in a lump sum at the end of such six-month period in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended

•	The options to purchase Emdeon common stock previously granted to Mr. Layman will remain outstanding and, in the case of the options granted on March 17, 2004 shall continue to vest, until the respective dates set forth in Annex A of the letter agreement. All shares of restricted Emdeon common stock previously granted to Mr. Layman that have not vested as of November 30, 2005 shall be deemed forfeited on that date.

•	Emdeon will pay $9,500 (less applicable withholdings) to Mr. Layman in lieu of the provision of outplacement counseling and services.
The above description is qualified in its entirety by reference to the letter agreement itself, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein in its entirety.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

The following exhibits are filed herewith:
10.1	Letter Agreement between Kirk Layman and Emdeon Corporation, entered into on November 16, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMDEON CORPORATION

Dated: November 17, 2005	By:	/s/ Lewis H. Leicher

Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Letter Agreement between Kirk Layman and Emdeon Corporation, entered into on November 16, 2005

4